Exhibit 99.1

          FROM: EDWARD G. NOVOTNY & ASSOCIATES, INC.
          Two Tudor City Place
          New York, NY  10017
          Tel: 212/490-2065

          FOR: HOME HOLDINGS INC.            FOR IMMEDIATE RELEASE
          59 Maiden Lane                     Friday, January 9, 1997
          New York, NY  10038

                          HOME INSURANCE ENTERS INTO
                        DEFINITIVE AGREEMENT SETTLING
                          59 MAIDEN LANE LITIGATION

               NEW YORK -- Home Holdings Inc. announced today that its principal subsidiary, The Home Insurance Company, has entered into a definitive settlement agreement, substantially in accordance with the agreement in principle reached by the parties last summer, which resolves the litigation Home Insurance filed in July, 1996 concerning its headquarters at 59 Maiden Lane.
          The settlement will allow Home Insurance to retain a reduced amount of space in the building at a lower rental rate.

               The closing of the transactions contemplated by the settlement remains subject to a number of conditions, including the approval of the noteholders of Olympia & York Maiden Lane Finance Corp. and the New Hampshire Insurance Commissioner. As Home Insurance's principal regulator, the Commissioner put Home Insurance under an order of formal supervision in March, 1997.